                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               -----------------

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                      Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 2, 1998
                                                 -------------


                             APPLIED IMAGING CORP.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


        DELAWARE                  0-21371                 77-012490
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission             (IRS Employer
    of incorporation)           File Number)          Identification No.)


2380 WALSH AVE., BUILDING B, SANTA CLARA CALIFORNIA        95051
--------------------------------------------------------------------------------
  (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code      (408) 562-0250
                                                        --------------


                                NOT APPLICABLE
                                --------------
        (Former name or former address, if changed since last report.)

Item 5    OTHER EVENTS
------    ------------

     On June 2, 1998, Registrant consummated a private sale of 3,333,331 shares of its Common Stock to certain accredited investors at a purchase price of $3.00 per share, which exceeded that day's closing price of Registrant's Common Stock as reported on the Nasdaq National Market System. The transaction was pursuant to the terms of a Stock Purchase Agreement dated June 2, 1998 between the Registrant and the investors. Thomas C. McConnell, a director of the Registrant, is an affiliate of one of the purchasers, New Enterprise Associates, VII, Limited Partnership which acquired 1,000,000 shares of Common Stock in the transaction. The proceeds from the sale of the shares will be used for working capital and general corporate purposes.

Item 7 EXHIBITS
---------------

(c) Exhibits.  The following documents are filed as exhibits to this report:

     1. Exhibit 10.1 - Stock Purchase Agreement dated June 2, 1998 between the Registrant and certain Investors (excludes the exhibits thereto; such exhibits will be furnished supplementally upon request by the Securities and Exchange Commission).

     2. Exhibit 99.1 - Press Release dated June 3, 1998, issued by Registrant announcing the signing of the Stock Purchase Agreement.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             APPLIED IMAGING CORP.
                             ---------------------
                             (Registrant)

Date:     June 11, 1998                       By: /s/ Jack Goldstein
                                                 ----------------------------

                        Name:  Jack Goldstein

                        Title:  President and Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------

Exhibit
-------

10.1 - Stock Purchase Agreement dated June 2, 1998 between the Registrant and certain Investors (excludes the exhibits thereto; such exhibits will be furnished supplementally upon request by the Securities and Exchange Commission).

99.1 - Press Release dated June 3, 1998, issued by Registrant announcing the signing of the Stock Purchase Agreement.